Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO Loan AND SECURITY AGREEMENT AND WAIVER

THIS FIFTH AMENDMENT TO Loan AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), is made as of July 13, 2017, by and among Fifth Street Senior Floating Rate Corp., as the collateral manager (in such capacity, the “Collateral Manager”), and as the seller (in such capacity, the “Seller”), FS Senior Funding II LLC, as the borrower (the “Borrower”), Citibank, N.A., as administrative agent (the “Administrative Agent”) and Citibank, N.A., as the sole lender (the “Lender”).

RECITALS

WHEREAS, the Collateral Manager, the Seller, the Borrower, the Administrative Agent, the Lender and Wells Fargo Bank, National Association, as Collateral Agent, are parties to that certain Loan and Security Agreement, dated as of January 15, 2015 (as the same has been previously amended and may be amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”).

WHEREAS, pursuant to and in accordance with Section 13.1 of the Loan and Security Agreement, the Collateral Manager and the Borrower desire to, and have requested that the Administrative Agent and the Lender agree to, amend certain provisions of the Loan and Security Agreement as provided herein;

WHEREAS, the Borrower and the Collateral Manager have informed the Administrative Agent and the Lender that Fifth Street Management LLC (“FSM”) proposes to enter into the Asset Purchase Agreement and consummate the Asset Purchase Transaction, each of which will give rise to a Change of Control constituting a Collateral Manager Event of Default and an Event of Default under the Loan and Security Agreement;

WHEREAS, the Borrower and the Collateral Manager have requested that the Administrative Agent and the Lender agree to waive such Collateral Manager Event of Default and Event of Default;

WHEREAS, subject to the terms and conditions of this Amendment, the Administrative Agent and Lenders constituting at least the Required Lenders are willing to agree to such amendments to the Loan and Security Agreement and are willing to waive such Collateral Manger Event of Default and Event of Default.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Loan and Security Agreement.

2.          Amendments. The Loan and Security Agreement is hereby amended, modified and supplemented as follows:

(a)  The following new defined terms are hereby inserted in Section 1.1 in proper alphabet order:

“Asset Purchase Agreement”: the Asset Purchase Agreement, dated as of the date hereof, by and among FSM, a Delaware limited liability company, Oaktree Capital Management, L.P. (“Oaktree”), a Delaware limited partnership, Fifth Street Asset Management Inc., a Delaware corporation (solely for the purposes set forth therein) and Fifth Street Holdings L.P., a Delaware limited partnership (solely for the purposes set forth therein), without regard to any amendments, waivers or other modifications thereto after the date hereof made without the consent of the Administrative Agent.

“Asset Purchase Transaction”: the entry by Oaktree into a new investment advisory agreement with the Collateral Manager and an affiliate of Oaktree into a new administration agreement with the Collateral Manager, and the sale, transfer, conveyance and assignment to Oaktree of the Transferred Assets (as defined in the Asset Purchase Agreement) and the agreement of Oaktree to become responsible for the Buyer Post-Closing Liabilities (as defined in the Asset Purchase Agreement), in each case, pursuant to and in accordance with the Asset Purchase Agreement.

(b)  The defined term “Collection Date” in Section 1.1 is hereby amended by deleting it in its entirety and replacing it with the following:

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8(a), as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or Section 2.3(e), or as a result of the end of the Reinvestment Period.

(c)  The defined term “Commitment Reduction Fee” in Section 1.1 is hereby amended by deleting it in its entirety and replacing it with the following:

“Commitment Reduction Fee”: With respect to any reduction of the Commitment pursuant to Section 2.3(a) or Section 2.3(e), an amount equal to (a) as of the date of such reduction of the Commitment, the product of (i) the excess of the Commitment over the Advances Outstanding prior to such reduction multiplied by (ii) the applicable Commitment Reduction Percentage and (b) as of each date on or after the date of such reduction of the Commitment on which the Advances Outstanding are reduced pursuant to Section 2.3(b), 2.3(c) or 2.3(d), the product of (i) the amount of such reduction in the Advances Outstanding and (ii) the applicable Commitment Reduction Percentage.

(d)  The defined term “Reinvestment Period End Date” in Section 1.1 is hereby amended by deleting it in its entirety and replacing it with the following:

“Reinvestment Period End Date”: The earliest to occur of (a) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a), (b) the Termination Date pursuant to Section 9.2(a), (c) the date of the termination of all of the Commitments pursuant to Section 2.3(a) or Section 2.3(e), (d) the Scheduled Reinvestment Period End Date, or (e) a Collateral Manager Event of Default.

(e)  The defined term “Termination Date” in Section 1.1 is hereby amended by deleting it in its entirety and replacing it with the following:

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a) or Section 2.3(e), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

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(f)  Section 2.1(b) is hereby amended by deleting it in its entirety and replacing it with the following:

(b)  During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under the VFNs pursuant to a Funding Notice; provided, however, that no more than ten (10) Advances may be made in any one calendar month and no more than three (3) Advances may be made in any one calendar week; provided, further, that no Lender shall be obligated to make any Advance on or after the date that is three (3) Business Days prior to the Reinvestment Period End Date; and provided, further, that at any time prior to the consummation of the Asset Purchase Transaction and the completion by the Administrative Agent of a satisfactory due diligence review of Oaktree, as determined by the Administrative Agent in its sole discretion, each Advance shall be subject to the prior approval of the Administrative Agent, which may be granted or withheld in its sole discretion.

(g)  Section 2.3(a) is hereby amended by deleting it in its entirety and replacing it with the following:

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may:

(i)          irrevocably terminate the Commitments in whole; provided that (i) the Borrower shall provide a Repayment Notice at least five (5) Business Days prior to the date of such termination to the Administrative Agent (with a copy to the Collateral Manager), and (ii) in the case of such a termination for which a Commitment Reduction Fee is payable in accordance with the Fee Letter, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee on each date set forth in the definition of Commitment Reduction Fee. The Repayment Notice pursuant to this Section 2.3(a)(i) shall be irrevocable; and

(ii)         For the avoidance of doubt and notwithstanding any other provision of this Agreement, if the Borrower terminates the Commitments in whole pursuant to this Section 2.3(a), then once the Obligations outstanding are reduced to zero the Collection Date shall occur and the Collateral shall be released in accordance with Section 8.2(b).

(h)  Section 2.3(b) is hereby amended by deleting it in its entirety and replacing it with the following:

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice on or prior to 2:00 p.m. on the Business Day prior to the date of such reduction to the Administrative Agent, the Collateral Agent and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency), and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists) shall be in a minimum amount of $500,000 (unless the Advances Outstanding are less than $500,000 in which case the minimum reduction shall be equal to the Advances Outstanding at such time) and in integral multiples of $100,000 in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower (or, in the case of curing a Borrowing Base Deficiency, one or more Equityholders on behalf of the Borrower) shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon, any Breakage Costs and any applicable Commitment Reduction Fee which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower or an Equityholder to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay in full all of the amounts set forth in the succeeding sentence. The Collateral Agent, at the direction of the Collateral Manager or, following a Notice of Exclusive Control, the Administrative Agent, shall apply amounts received from the Borrower or an Equityholder pursuant to this Section 2.3(b) (i) in respect of Advances, to the pro rata reduction of the Advances Outstanding (and, if applicable pursuant to clause (2) above, to the payment of accrued Interest), (ii) to the payment of any Breakage Costs and (iii) to the payment of any applicable Commitment Reduction Fee. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

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(i)  Section 2.14(a) is hereby amended by deleting it in its entirety and replacing it with the following:

(a)  Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, prior to the Facility Maturity Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i)          to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan;

(ii)         to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b); or

(iii)        during the Reinvestment Period, to fund Delayed Draw Term Loans and Revolving Loans; provided that the Borrower shall have used all funds on deposit in the Unfunded Exposure Account to fund such Loans prior to withdrawing funds from the Principal Collection Account for such purpose;

provided that in the case of (i) and (iii), at any time prior to the consummation of the Asset Purchase Transaction and the completion by the Administrative Agent of a satisfactory due diligence review of Oaktree, as determined by the Administrative Agent in its sole discretion, the reinvestment in any such Loan pursuant to (i) or the funding of any such Delayed Draw Term Loan pursuant to (iii) shall be subject to the prior approval of the Administrative Agent, which may be granted or withheld in its sole discretion.

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified by the Borrower to the Administrative Agent and the Collateral Agent), the Collateral Agent will release funds from the Principal Collection Account to be applied pursuant to the above in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(j)  Section 2.3 is hereby amended by the insertion of the following new sub-section (e) at the end thereof:

(e) In the event that the Asset Purchase Transaction is not consummated by December 31, 2017 (the “Backstop Date”) or the Asset Purchase Agreement is terminated without consummation of the Asset Purchase Transaction, all Commitments shall be deemed irrevocably terminated in whole, effective immediately upon the occurrence of the Backstop Date or the termination of the Asset Purchase Agreement, as applicable. The Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee on each date set forth in the definition of Commitment Reduction Fee.

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(k)  Section 2.7 (a) is hereby amended by the deletion of the lead-in thereto in its entirety and replacing it with the following:

(a) Interest Collection Account. On each Payment Date during the Reinvestment Period, so long as Section 2.8 does not apply, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(l)  Section 2.7 (b) is hereby amended by the deletion of the lead-in thereto in its entirety and replacing it with the following:

(b) On each Payment Date during the Reinvestment Period, so long as Section 2.8 does not apply, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(m)   Section 2.8 is hereby amended by deleting the lead-in thereto in its entirety and replacing it with the following:

(a)  On (x) each Business Day (a) following the occurrence of and during the continuation of a Default or an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a) or (y) the date of (i) an Optional Sale or (ii) a termination of the Commitments pursuant to Section 2.3(a) or Section 2.3(e), and (y) on any Payment Date during the Amortization Period, the Collateral Manager (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

3.          Waiver. The Administrative Agent and the Lender hereby waive the Collateral Manager Event of Default and Event of Default that will arise, directly or indirectly, as a result of the entry into the Asset Purchase Agreement and the proposed consummation of the Asset Purchase Transaction. The Borrower and the Collateral Manager acknowledge and agree that the foregoing waiver is limited to the matters expressly set forth herein and the Borrower and the Collateral Manager remain obligated to comply with all other terms and conditions of the Loan and Security Agreement, as amended by this Amendment. The Borrower and the Collateral Manager further acknowledge and agree that the Administrative Agent and the Lender shall not be obligated in the future to waive any provision of the Loan and Security Agreement or any other Transaction Document as a result of having provided the waiver contained herein. Without limiting the generality of the foregoing, the Borrower and the Collateral Manager acknowledge that consummation of the Asset Purchase Transaction may result in a Collateral Manager Event of Default described in clause (f) of the definition thereof, and while the Controlling Lender intends to cooperate with the Borrower and the Collateral Manager to designate other individuals reasonably acceptable to the Controlling Lender, as contemplated by such clause, any such Collateral Manager Event of Default resulting from consummation of the Asset Purchase Transaction and the failure to replace such person or persons with other individuals reasonably acceptable to the Controlling Lender within 30 days thereafter is not waived hereby.

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4.          Condition Precedent and Condition Subsequent. The amendments set forth in Section 2 of this Amendment and the waiver under Section 3 of this Amendment shall become effective upon receipt by the Administrative Agent and the Lender of this Amendment duly executed by each of the parties hereto. Within ten (10) Business Days following the date hereof, the Borrower shall pay all invoiced fees and expenses of Latham & Watkins LLP, as counsel to the Administrative Agent and the Lender, in connection with the Loan and Security Agreement, including the negotiation and execution of this Amendment and the Amendment to Fee Letter of even date herewith. Failure to pay such fees and expenses within such ten (10) Business Day period shall constitute an Event of Default under the Loan and Security Agreement.

5.          Reaffirmation. Except to the extent expressly amended by this Amendment, the terms and conditions of the Loan and Security Agreement and other Transaction Documents shall remain in full force and effect. Each of the Transaction Documents, including the Loan and Security Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan and Security Agreement as amended hereby, are hereby amended so that any reference in such Transaction Documents to the Loan and Security Agreement, whether direct or indirect, shall mean a reference to the Loan and Security Agreement as amended hereby. This Amendment shall constitute a Transaction Document under the Loan and Security Agreement.

6.          Miscellaneous.  This Amendment may be executed in counterparts, each of which shall be and all of which, when taken together, shall constitute one binding agreement. The Article and/or Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day, month and year first above written.

BORROWER

FS SENIOR FUNDING II LLC

By:	/s/ Steven Noreika
Name: Steven Noreika
Title: Chief Financial Officer

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COLLATERAL MANAGER:

FIFTH STREET SENIOR FLOATING RATE CORP.

By:	/s/ Steven Noreika
Name: Steven Noreika
Title: Chief Financial Officer

THE ADMINISTRATIVE AGENT:

CITIBANK, N.A., in its capacity as Administrative Agent

By:	/s/ Wayne Gee
Name: Wayne Gee
Title: Vice President

LENDER:

CITIBANK, N.A.,

By:	/s/ Wayne Gee
Name: Wayne Gee
Title: Vice President